SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                 August 15, 1997
                                 ---------------
                                 Date of Report
                        (Date of earliest event reported)

                         Consolidated Eco-Systems, Inc.
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             (Exact name of Registrant as specified in its charter)

                                      Idaho
                                      -----
                 (State or other jurisdiction of incorporation)

             0-25970                                  82-0464589
             -------                                  ----------
    (Commission file number)             (IRS employer identification number)

         6807 West 12th Street
         Little Rock, Arkansas                           72204
         ---------------------                           -----
(Address of principal executive offices)              (Zip code)

                                 (501) 664-7745
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

      On August 15, 1997, the Registrant issued the following press release:

                       Consolidated Eco-Systems Announces
                        Expected Loss for Second Quarter

      Little Rock, Ark.--August 15, 1997--Consolidated Eco-Systems, Inc. (Consolidated Eco), formerly Exsorbet Industries, Inc. (Nasdaq Small Cap: EXSO), today announced that, based on its preliminary results, it anticipates reporting a loss of approximately $4.9 million for the quarter ended June 30, 1997. Of this amount, the Company anticipates that approximately $3.75 million will reflect non-cash items that are not expected to recur and $450,000 in depreciation and amortization expenses.

      Total revenues for the quarter are expected to be approximately $7.5 million. James J. Connors, Jr., President and CEO, said, "We have elected to take write downs for items we believe no longer provide benefit to the Company and that will allow us to go forward with a clean slate. We believe that these losses are not indicative of any problems with current operations or management and we are going forward with our current business plan."

      Edward M. Penick, Jr., Chief Financial Officer of the Company, said, "We believe that the current business plan is right on track. For example, our 7-7 subsidiary had a positive income of about $50,000 in June which is the first positive month that it has had since our acquisition. Also, KRISA, SpilTech, and Eco-Systems all had good quarterly results. We believe that the overall loss is not indicative of future operations, but consists primarily of items that we believed needed to be cleaned up so that they did not continue to be problems in the months and years ahead. "

      The Company has applied for an extension of time until August 19, 1997 to file financial results for the quarter ended June 30, 1997 with the United States Securities and Exchange Commission.

      Consolidated Eco-Systems Inc. (www.consolidatedeco.com) is a diversified environmental and industrial technology/service company providing state-of-the-art technical solutions for problems in site remediation, coal and petroleum tar liquefication and recycling, hazardous waste/spill cleanup services, civil and environmental engineering, management and environmental consulting, and construction project management. Consolidated Eco performs project work in the United States and Eastern Europe.

      This press release contains forward-looking statements with respect to the results of operations and business of the company that involves risk and uncertainties. These risks and uncertainties are detailed from time-to-time in the company's filing with the Securities and Exchange Commission, including the Company's Report on Form 10-K for the year ended December 31, 1996.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CONSOLIDATED ECO-SYSTEMS, INC.


                                       By: /s/ James J. Connors, Jr.
                                           -------------------------------------
                                           James J. Connors, Jr., President